Exhibit 99.01
News Release
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Nicole Kenyon	Helyn Corcos
Symantec Corp.	Symantec Corp.
650-527-5547	650-527-5523
nicole_kenyon@Symantec.com	Hcorcos@symantec.com
Symantec Reports Third Quarter Fiscal 2011 Results
•	GAAP Revenue of $1.604 billion

•	Non-GAAP Operating Margin of 23.6 percent

•	Non-GAAP Earnings Per Share of $0.35

•	GAAP Deferred Revenue of $3.408 billion

•	Cash Flow from Operations of $460 million
MOUNTAIN VIEW, Calif. — Jan. 26, 2011 — Symantec Corp. (Nasdaq:SYMC) today reported the results of its third quarter of fiscal year 2011, ended Dec. 31, 2010. GAAP revenue for the fiscal third quarter was $1.604 billion, up 4 percent year-over-year and up 5 percent after adjusting for currency.
“We completed another strong quarter and delivered better than expected results, driven by consumer, backup and data loss prevention as well as stability in the storage management business. In addition, our recent acquisitions are performing above expectations,” said Enrique Salem, president and chief executive officer, Symantec. “Our focus on helping customers secure and manage their information and identities in an increasingly mobile, cloud-based and virtualized world positions us well for long-term growth.”
“In the December quarter, we delivered on all of our key financial metrics. We continued to generate substantial cash flow from operations and achieved record deferred revenue, as a result of strong bookings performance and the contribution from our recent acquisitions,” said James Beer, executive vice president and chief financial officer, Symantec. “This greater than expected deferred revenue performance drove higher sales commissions during the quarter.”
GAAP Results: GAAP operating margin for the third quarter of fiscal year 2011 was 14.3 percent. GAAP net income for the fiscal third quarter was $132 million. GAAP diluted earnings per share were $0.17.
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Symantec Reports Third Quarter Fiscal 2011 Results

GAAP deferred revenue as of Dec. 31, 2010, was $3.408 billion compared with $3.049 billion as of Jan. 1, 2010, up 12 percent year-over-year on an actual and currency-adjusted basis. Cash flow from operating activities for the third quarter of fiscal year 2011 was $460 million compared with $393 million for the same quarter last year, an increase of 17 percent. Symantec ended the quarter with cash, cash equivalents and short-term investments of $2.452 billion.
Non-GAAP Results: Non-GAAP operating margin for the third quarter of fiscal year 2011 was 23.6 percent. Non-GAAP net income for the third quarter was $272 million. Non-GAAP diluted earnings per share were $0.35.
During the third quarter of fiscal year 2011, Symantec repurchased approximately 16 million shares for $265 million at an average price of $17.03. Symantec has $1.06 billion remaining in the current and newly approved board authorized stock repurchase program.
Business Segment and Geographic Highlights
For the quarter, Symantec’s Consumer segment represented 31 percent of total revenue and increased 4 percent year-over-year (5 percent after adjusting for currency). The Security and Compliance segment represented 26 percent of total revenue and increased 13 percent year-over-year (14 percent after adjusting for currency). The Storage and Server Management segment represented 37 percent of total revenue and increased 1 percent year-over-year (3 percent after adjusting for currency). Services represented 6 percent of total revenue and declined 17 percent year-over-year (15 percent after adjusting for currency).
International revenue represented 52 percent of total revenue in the third quarter of fiscal year 2011 and increased 6 percent year-over-year (9 percent after adjusting for currency). The Europe, Middle East and Africa region represented 29 percent of total revenue for the quarter and declined 3 percent year-over-year (increased 5 percent after adjusting for currency). The Asia Pacific/Japan revenue for the quarter represented 17 percent of total revenue and increased 14 percent year-over-year (8 percent after adjusting for currency). The Americas, including the United States, Latin America and Canada, represented 54 percent of total revenue and increased 5 percent year-over-year on an actual and currency-adjusted basis.
Acquisition Highlights
Recent acquisitions continue to perform better than expected. For the quarter, the VeriSign security acquisition generated revenue of $48 million and the PGP and GuardianEdge acquisitions generated revenue of $18 million. The combined earnings per share dilution of these acquisitions was $0.035, which was $0.01 better than expected.
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Symantec Reports Third Quarter Fiscal 2011 Results

Symantec utilized its recently acquired authentication and encryption technologies to enhance the Symantec portfolio and leveraged the global Symantec distribution network to grow these product lines. This quarter, VeriSign SSL had its highest bookings in nine quarters, its installed base grew by double digit percentage points and VeriSign’s authentication services are now integrated into the Symantec Protection Center, which provides a unified enterprise security management solution. In addition, PGP and GuardianEdge technologies have recently been combined in Symantec Endpoint Encryption 8.0, supporting full disk encryption on multiple operating systems, including Mac OS.
Fourth Quarter Fiscal Year 2011 Guidance
Guidance assumes an exchange rate of $1.35 per Euro for the March 2011 quarter versus the actual weighted average rate of $1.38 per Euro for the March 2010 quarter. The end of period rate for the March 2010 quarter was $1.35, in line with our assumption for the March 2011 quarter.
For the fourth quarter of fiscal year 2011, ending April 1, 2011, revenue is estimated between $1.585 billion and $1.605 billion, up 4 to 5 percent year-over-year.
GAAP diluted earnings per share are estimated between $0.15 and $0.16. Non-GAAP diluted earnings per share are estimated between $0.35 and $0.36.
Deferred revenue is expected to be in the range of $3.61 billion and $3.64 billion, up 13 to 14 percent year-over-year.
Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results from the fiscal third quarter 2011, ended Dec. 31, 2010, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
About Symantec
Symantec is a global leader in providing security, storage and systems management solutions to help consumers and organizations secure and manage their information-driven world. Our software and services protect against more risks at more points, more completely and efficiently, enabling confidence wherever information is used or stored. More information is available at www.symantec.com.
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Symantec Reports Third Quarter Fiscal 2011 Results

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, earnings per share and deferred revenue, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended April 2, 2010.
USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R), impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our Web site at www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions)

	December 31,
	2010	April 2,
	(Unaudited)	2010(1)

ASSETS

Current assets:
Cash and cash equivalents	$2,445	$3,029
Short-term investments	7	15
Trade accounts receivable, net	976	856
Inventories	32	25
Deferred income taxes	199	176
Other current assets	234	250

Total current assets	3,893	4,351

Property and equipment, net	1,019	949
Intangible assets, net	1,628	1,179
Goodwill	5,479	4,605
Investment in joint venture	36	58
Other long-term assets	108	90

Total assets	$12,163	$11,232

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$259	$214
Accrued compensation and benefits	392	349
Deferred revenue	2,980	2,835
Current portion of long-term debt	587	—
Income taxes payable	54	35
Other current liabilities	312	338

Total current liabilities	4,584	3,771

Long-term debt	1,974	1,871
Long-term deferred revenue	428	371
Long-term deferred tax liabilities	219	195
Long-term income taxes payable	357	426
Other long-term obligations	60	50

Total liabilities	7,622	6,684

Total Symantec Corporation stockholders’ equity	4,455	4,548

Noncontrolling interest in subsidiary	86	—

Total stockholders’ equity	4,541	4,548

Total liabilities and stockholders’ equity	$12,163	$11,232

(1)	Derived from audited financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	December 31,	January 1,		Constant
	2010	2010(1)	Actual	Currency(2)

Net revenue:
Content, subscription, and maintenance	$1,355	$1,292	5%	6%
License	249	256	-3%	-1%

Total net revenue	1,604	1,548	4%	5%

Cost of revenue:
Content, subscription, and maintenance	233	208
License	7	6
Amortization of acquired product rights	24	44

Total cost of revenue	264	258	2%	3%

Gross profit	1,340	1,290	4%	6%

Operating expenses:
Sales and marketing	704	635
Research and development	220	210
General and administrative	97	92
Amortization of other purchased intangible assets	70	61
Restructuring and transformation	20	5
Loss and impairment of assets held for sale	—	10

Total operating expenses	1,111	1,013	10%	10%

Operating income	229	277	-17%	-11%

Interest income	3	1
Interest expense	(37)	(33)
Other (expense) income, net	(18)	44

Income before income taxes and loss from joint venture	177	289	-39%	N/A

Provision for income taxes	35	(21)
Loss from joint venture	10	9

Net income	132	301	-56%	N/A
Less: Loss attributable to noncontrolling interest	—	—

Net income attributable to Symantec Corporation stockholders	$132	$301	-56%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.17	$0.37
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.17	$0.37
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	770	809
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	778	819

(1)	As adjusted for the adoption of new authoritative guidance on revenue recognition during the fourth quarter of fiscal 2010.

(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

			Year-Over-Year
	Nine Months Ended		Growth Rate
	December 31,	January 1,		Constant
	2010	2010(1)	Actual	Currency(2)

Net revenue:
Content, subscription, and maintenance	$3,873	$3,755	3%	5%
License	644	699	-8%	-6%

Total net revenue	4,517	4,454	1%	3%

Cost of revenue:
Content, subscription, and maintenance	667	624
License	16	16
Amortization of acquired product rights	92	189

Total cost of revenue	775	829	-7%	-6%

Gross profit	3,742	3,625	3%	5%

Operating expenses:
Sales and marketing	1,889	1,770
Research and development	636	641
General and administrative	289	265
Amortization of other purchased intangible assets	198	186
Restructuring and transformation	88	64
Loss and impairment of assets held for sale	1	13

Total operating expenses	3,101	2,939	6%	6%

Operating income	641	686	-7%	1%

Interest income	7	4
Interest expense	(106)	(96)
Other (expense) income, net	(3)	52
Loss on early extinguishment of debt	(16)	—

Income before income taxes and loss from joint venture	523	646	-19%	N/A

Provision for income taxes	75	89
Loss from joint venture	21	27

Net income	427	530	-19%	N/A
Less: Loss attributable to noncontrolling interest	(2)	—

Net income attributable to Symantec Corporation stockholders	$429	$530	-19%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.55	$0.65
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.54	$0.64
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	783	812
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	790	822

(1)	As adjusted for the adoption of new authoritative guidance on revenue recognition during the fourth quarter of fiscal 2010.

(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended
	December 31,	January 1,
	2010	2010(1)
OPERATING ACTIVITIES:
Net income	$427	$530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	486	563
Amortization of discount on debt	75	77
Stock-based compensation expense	108	124
Loss on early extinguishment of debt	16	—
Loss and impairment of assets held for sale	1	13
Deferred income taxes	5	(3)
Income tax benefit from the exercise of stock options	(4)	6
Excess income tax benefit from the exercise of stock options	(4)	(10)
Loss from joint venture	21	27
Net loss (gain) on legal liquidation of foreign entities	21	(46)
Other	(9)	1
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	(63)	(47)
Inventories	(6)	4
Accounts payable	21	(42)
Accrued compensation and benefits	24	(24)
Deferred revenue	84	(95)
Income taxes payable	(89)	(115)
Other assets	18	4
Other liabilities	(27)	23

Net cash provided by operating activities	1,105	990

INVESTING ACTIVITIES:
Purchase of property and equipment	(185)	(149)
Proceeds from sale of property and equipment	30	45
Cash payments for acquisitions, net of cash acquired	(1,537)	(16)
Purchase of equity investments	(7)	(16)
Purchases of available-for-sale securities	—	(2)
Proceeds from sales of available-for-sale securities	19	190
Other	2	—

Net cash (used in) provided by investing activities	(1,678)	52

FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock benefit plans	66	73
Excess income tax benefit from the exercise of stock options	4	10
Tax payments related to restricted stock issuance	(18)	(19)
Proceeds from debt issuance, net of discount	1,097	—
Repurchase of long-term debt	(510)	—
Proceeds from sale of bond hedge	13	—
Debt issuance costs	(10)	—
Repurchase of common stock	(690)	(364)
Repayment of other long-term obligations	(3)	(4)

Net cash used in financing activities	(51)	(304)

Effect of exchange rate fluctuations on cash and cash equivalents	40	62

Change in cash and cash equivalents	(584)	800
Beginning cash and cash equivalents	3,029	1,793

Ending cash and cash equivalents	$2,445	$2,593

(1)	As adjusted for the adoption of new authoritative guidance on revenue recognition during the fourth quarter of fiscal 2010.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP(2)Growth Rate
	December 31, 2010			January 1, 2010				Constant
	GAAP	Adj	Non-GAAP(2)	GAAP	Adj	Non-GAAP(2)	Actual	Currency(3)
Net revenue:	$1,604	N/A	$1,604	$1,548	N/A	$1,548	4%	5%

Gross profit:	$1,340	$29	$1,369	$1,290	$48	$1,338	2%	4%
Stock-based compensation		5			4
Amortization of acquired product rights		24			44

Gross margin %	83.5%		85.3%	83.3%		86.4%	-110 bps	-90 bps

Operating expenses:	$1,111	$(121)	$990	$1,013	$(111)	$902	10%	10%
Stock-based compensation		(32)			(35)
Amortization of other intangible assets		(70)			(61)
Restructuring and transformation		(20)			(5)
Loss and impairment of assets held for sale		—			(10)
Acquisition-related expenses		1			—

Operating expenses as a % of revenue	69.3%		61.7%	65.4%		58.3%	340 bps	273 bps

Operating income	$229	$150	$379	$277	$159	$436	-13%	-8%

Operating margin %	14.3%		23.6%	17.9%		28.2%	-460 bps	-363 bps

Net income:	$132	$140	$272	$301	$24	$325	-16%	N/A
Gross profit adjustment		29			48
Operating expense adjustment		121			111
Net loss (gain) on legal liquidations of foreign entities		21			(43)
Non-cash interest expense		21			27
Joint venture: Amortization of other intangible assets		2			2
Income tax effect on above items		(54)			(50)
Tax related adjustments:
Release of pre-acquisition tax contingencies		—			(62)
Release of valuation allowance		—			(9)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.17	$0.18	$0.35	$0.37	$0.03	$0.40	-13%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	778		778	819		819	-5%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.

(2)	Beginning in fiscal 2011, we discontinued reporting revenue on a non-GAAP basis. We continue to report non-GAAP gross margin, operating margin, net income and earnings per share, however, we now utilize GAAP revenue in calculating these non-GAAP financial metrics.

(3)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail (1, 2)
(In millions, unaudited)

	Three Months Ended
	December 31, 2010	January 1, 2010
GAAP Revenue
Content, subscription, and maintenance	$1,355	$1,292
License	249	256

Total revenue	$1,604	$1,548

GAAP Revenue Y/Y Growth Rate
Content, subscription, and maintenance	5%	8%
License	-3%	-19%

Total Y/Y Growth Rate	4%	2%

GAAP Revenue Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	6%	4%
License	-1%	-23%

Total Y/Y Growth Rate in Constant Currency	5%	-2%

GAAP Revenue by Segment
Consumer	$498	$478
Security and Compliance	417	369
Storage and Server Management	600	594
Services	89	107
GAAP Revenue by Segment: Y/Y Growth Rate
Consumer	4%	11%
Security and Compliance	13%	4%
Storage and Server Management	1%	-4%
Services	-17%	0%
GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency
Consumer	5%	6%
Security and Compliance	14%	0%
Storage and Server Management	3%	-8%
Services	-15%	-5%
GAAP Revenue by Geography
International	$837	$790
US	767	758
Americas (U.S., Latin America, Canada)	862	824
EMEA	471	487
Asia Pacific & Japan	271	237
GAAP Revenue by Geography: Y/Y Growth Rate
International	6%	4%
US	1%	1%
Americas (U.S., Latin America, Canada)	5%	0%
EMEA	-3%	3%
Asia Pacific & Japan	14%	12%
GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	9%	-4%
US	1%	1%
Americas (U.S., Latin America, Canada)	5%	-1%
EMEA	5%	-8%
Asia Pacific & Japan	8%	6%
GAAP Deferred Revenue	$3,408	$3,049
GAAP Deferred Revenue Y/Y Growth Rate	12%	4%
GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	12%	3%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

(2)	Beginning in fiscal 2011, we discontinued reporting revenue and deferred revenue on a non-GAAP basis. We continue to report non-GAAP gross margin, operating margin, net income and earnings per share, however, we now utilize GAAP revenue in calculating these non-GAAP financial metrics.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1, 2)
(Unaudited)

	Three Months Ended
	December 31, 2010	January 1, 2010
GAAP Operating Margin by Segment
Consumer	44%	43%
Security and Compliance	12%	28%
Storage and Server Management	46%	49%
Services	7%	10%

(1)	Beginning in fiscal 2011, we discontinued reporting revenue and deferred revenue on a non-GAAP basis. We continue to report non-GAAP gross margin, operating margin, net income and earnings per share, however, we now utilize GAAP revenue in calculating these non-GAAP financial metrics.

(2)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes general and administrative expenses; amortization of acquired product rights, intangible assets, and other assets; goodwill impairment charges; charges such as stock-based compensation and restructuring; and certain indirect costs that are not charged to the other operating segments.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Earnings Per Share
(In billions, except per share data, unaudited)
We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.

Three Months Ending April 1, 2011
Year-Over-Year Growth Rate
Revenue guidance	Range	Actual
GAAP revenue range	$1.585 - $1.605	4% - 5%
Three Months Ending April 1, 2011
Year-Over-Year Growth Rate
Earnings per share guidance and reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.15 - 0.16	(35)% - (30)%
Add back:
Stock-based compensation, net of tax	0.03
Amortization of acquired product rights and other intangible assets and non-cash interest expense, net of tax	0.17
Non-GAAP diluted earnings per share range	$0.35 - $0.36	(13)% - (10)%
Three Months Ending April 1, 2011
Year-Over-Year Growth Rate
Deferred revenue guidance	Range	Actual
GAAP deferred revenue range	$3.61 - $3.64	13% - 14%

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A
The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring charges, charges related to the amortization of intangible assets and acquired product rights, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.
Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.

	Three months ended
	December 31,	January 1,
	2010	2010

Cost of revenue	$5	$4
Sales and marketing	15	16
Research and development	11	13
General and administrative	6	6

Total stock-based compensation	$37	$39

Amortization of acquired product rights and other intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
Restructuring and transformation: We have engaged in various restructuring and transformation activities over the past several years that have resulted in costs associated with severance, benefits, outplacement services and excess facilities. Each restructuring and transformation activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.
Loss and impairment of assets held for sale: We have committed to sell certain buildings and land. We have classified these assets as held for sale and adjusted the assets’ carrying value when above the fair market value less cost to sell. We do not believe that these charges are indicative of future operating results and believe that investors benefit from an understanding of our operating results without giving effect to them.
Acquisition-related expenses: New authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition-related expenses generally diminish over time with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A (continued)
Net loss (gain) on legal liquidation of foreign entities: These items are the result of currency translation adjustments on the liquidation of dormant entities. We exclude the impact of these items because they are not closely related to, or a function of, our ongoing operations.
Non-cash interest expense: Effective April 4, 2009, we adopted new authoritative guidance on convertible debt instruments, which changes the method of accounting for our convertible notes. Under this new authoritative guidance, our EPS and net income calculated in accordance with GAAP will be reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Joint venture: As noted above, we exclude amortization of other intangible assets related to the joint venture from our non-GAAP net income.
Release of pre-acquisition tax contingencies: On December 10, 2009, the U.S. Tax Court issued its opinion on the Veritas Software tax assessment for 2000 and 2001, finding that our transfer pricing methodology, with appropriate adjustments, was the best method for assessing the value of the transaction at issue between Veritas and its offshore subsidiary. Our evaluation of the U.S. Tax Court’s ruling necessitated the release of certain tax accruals related to this matter. As a result, we realized a one-time benefit to GAAP net income of $78.5 million and a non-GAAP one-time benefit of $16.5 million for the three months ended January 1, 2010. In June 2010, we reached an agreement with the IRS concerning the amount of the adjustment from the favorable U.S. Tax Court decision issued. Accordingly, we further reduced our previous accrual related to this matter to reflect the tax liability arising from this agreement. As a result, we realized a one-time benefit to GAAP net income of $38.5 million and a non-GAAP one-time benefit of $7.3 million for the three months ended July 2, 2010. The non-GAAP benefit for both periods is due to the reversal of accrued interest attributed to the Veritas tax assessment that were recorded to our income statement during post-acquisition periods. Accordingly, the amount of these accruals has not been excluded from Symantec’s non-GAAP results.
Release of valuation allowance: Due to an acceleration in the use of our Irish net operating losses (“NOLs”), we have released a portion of the tax valuation allowance that was originally recorded against these NOLs in relation to the impairment of goodwill that we recorded solely to our GAAP results during the three months ended January 2, 2009. To enhance consistency and comparability of results across periods, we exclude the impact of the release of the valuation allowance from our non-GAAP results for the three months ended January 1, 2010.